Exhibit 99.2

The Travelers Companies, Inc. Financial Supplement - First Quarter 2018

The information included in the Financial Supplement is unaudited. This document should be read in conjunction with the Company’s Form 10-Q which will be filed with the Securities and Exchange Commission.

Index

The Travelers Companies, Inc. Financial Highlights ($ and shares in millions, except per share data)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Net income	$617	$595	$293	$551	$669
Net income per share:
Basic	$2.19	$2.13	$1.06	$2.00	$2.45
Diluted	$2.17	$2.11	$1.05	$1.98	$2.42

Core income	$614	$543	$253	$633	$678
Core income per share:
Basic	$2.18	$1.94	$0.92	$2.30	$2.48
Diluted	$2.16	$1.92	$0.91	$2.28	$2.46

Return on equity	10.5%	10.0%	4.9%	9.3%	11.5%
Core return on equity	10.8%	9.5%	4.5%	11.1%	11.9%

Total assets, at period end	$101,246	$102,669	$104,311	$103,483	$103,676
Total equity, at period end	$23,612	$23,858	$23,738	$23,731	$22,979

Book value per share, at period end	$84.51	$86.46	$86.73	$87.46	$85.03
Less: Net unrealized investment gains, net of tax	2.95	3.75	3.67	4.10	0.49
Adjusted book value per share, at period end	$81.56	$82.71	$83.06	$83.36	$84.54

Weighted average number of common shares outstanding (basic)	279.7	277.5	274.1	272.8	271.0
Weighted average number of common shares outstanding and common stock equivalents (diluted)	282.4	280.0	276.6	275.7	273.9
Common shares outstanding at period end	279.4	275.9	273.7	271.4	270.2

Common stock dividends declared	$190	$201	$200	$198	$197

Common stock repurchased:
Under Board of Directors authorization
Shares	1.9	3.8	2.6	2.6	2.5
Cost	$225	$475	$328	$350	$350
Other
Shares	0.5	—	—	—	0.3
Cost	$61	$—	$—	$1	$51

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Reconciliation to Net Income and Earnings Per Share ($ and shares in millions, except earnings per share)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018
Net income
Net income	$617	$595	$293	$551	$669
Adjustments:
Net realized investment (gains) losses, after-tax	(3)	(52)	(40)	(47)	9
Impact of TCJA at enactment (1)	—	—	—	129	—
Core income	$614	$543	$253	$633	$678

Basic earnings per share
Net income	$2.19	$2.13	$1.06	$2.00	$2.45
Adjustments:
Net realized investment (gains) losses, after-tax	(0.01)	(0.19)	(0.14)	(0.17)	0.03
Impact of TCJA at enactment (1)	—	—	—	0.47	—
Core income	$2.18	$1.94	$0.92	$2.30	$2.48

Diluted earnings per share
Net income	$2.17	$2.11	$1.05	$1.98	$2.42
Adjustments:
Net realized investment (gains) losses, after-tax	(0.01)	(0.19)	(0.14)	(0.17)	0.04
Impact of TCJA at enactment (1)	—	—	—	0.47	—
Core income	$2.16	$1.92	$0.91	$2.28	$2.46

Adjustments to net income and weighted average shares for net income EPS calculations: (2)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018
Basic and Diluted
Net income, as reported	$617	$595	$293	$551	$669
Participating share-based awards - allocated income	(4)	(5)	(2)	(4)	(5)
Net income available to common shareholders - basic and diluted	$613	$590	$291	$547	$664

Common Shares
Basic
Weighted average shares outstanding	279.7	277.5	274.1	272.8	271.0

Diluted
Weighted average shares outstanding	279.7	277.5	274.1	272.8	271.0
Weighted average effects of dilutive securities - stock options and performance shares	2.7	2.5	2.5	2.9	2.9
Diluted weighted average shares outstanding	282.4	280.0	276.6	275.7	273.9

(1)  Reflects the impact of changes in tax laws and tax rates enacted in the U.S. on December 22, 2017 as part of the Tax Cuts and Jobs Act of 2017 (TCJA), resulting primarily from revaluing the Company’s deferred tax assets and liabilities and the tax associated with accumulated foreign earnings.

(2)  Adjustments to net income and weighted average shares for net income EPS calculations can generally be used for the core income EPS calculations.

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Statement of Income - Consolidated ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Revenues
Premiums	$6,183	$6,351	$6,523	$6,626	$6,537
Net investment income	610	598	588	601	603
Fee income	113	116	113	105	103
Net realized investment gains (losses)	5	80	61	70	(11)
Other revenues	31	39	40	49	54
Total revenues	6,942	7,184	7,325	7,451	7,286

Claims and expenses
Claims and claim adjustment expenses	4,094	4,225	4,806	4,342	4,296
Amortization of deferred acquisition costs	1,003	1,032	1,059	1,072	1,061
General and administrative expenses	996	1,045	1,045	1,084	1,062
Interest expense	89	92	95	93	89
Total claims and expenses	6,182	6,394	7,005	6,591	6,508

Income before income taxes	760	790	320	860	778
Income tax expense	143	195	27	309	109
Net income	$617	$595	$293	$551	$669

Other-than-temporary impairments (OTTI)
Total OTTI gains (losses)	$(1)	$(5)	$(5)	$(2)	$—
OTTI losses recognized in net realized investment gains (losses)	$(2)	$(5)	$(5)	$(2)	$—
OTTI gains recognized in other comprehensive income	$1	$—	$—	$—	$—

Other statistics
Effective tax rate on net investment income	21.3%	21.9%	22.1%	22.4%	14.9%
Net investment income (after-tax)	$480	$468	$457	$467	$513

Catastrophes, net of reinsurance:
Pre-tax	$347	$403	$700	$499	$354
After-tax	$226	$262	$455	$324	$280

Prior year reserve development - favorable
Pre-tax	$81	$203	$15	$293	$150
After-tax	$44	$132	$10	$192	$119

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Income by Major Component and Combined Ratio - Consolidated ($ in millions, net of tax)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Underwriting gain (loss)	$175	$112	$(153)	$216	$222
Net investment income	480	468	457	467	513
Other income (expense), including interest expense	(41)	(37)	(51)	(50)	(57)
Core income	614	543	253	633	678
Net realized investment gains (losses)	3	52	40	47	(9)
Impact of TCJA at enactment (1)	—	—	—	(129)	—
Net income	$617	$595	$293	$551	$669

Combined ratio (2) (3)
Loss and loss adjustment expense ratio	65.3%	65.6%	72.8%	64.8%	64.9%
Underwriting expense ratio	30.7%	31.1%	30.4%	30.7%	30.6%
Combined ratio	96.0%	96.7%	103.2%	95.5%	95.5%

Impact on combined ratio:
Net favorable prior year reserve development	-1.3%	-3.2%	-0.3%	-4.4%	-2.3%
Catastrophes, net of reinsurance	5.6%	6.4%	10.7%	7.5%	5.4%
Underlying combined ratio	91.7%	93.5%	92.8%	92.4%	92.4%

(1)  Reflects the impact of changes in tax laws and tax rates enacted in the U.S. on December 22, 2017 as part of the TCJA, resulting primarily from revaluing the Company’s deferred tax assets and liabilities and the tax associated with accumulated foreign earnings.

(2)  Before policyholder dividends.

(3)  Billing and policy fees and other, which are a component of other revenues, are allocated as a reduction of underwriting expenses.  In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses.  In addition, general and administrative expenses include non-insurance expenses that are excluded from underwriting expenses, and accordingly are excluded in calculating the combined ratio.  See following:

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018
Billing and policy fees and other	$23	$22	$22	$21	$23
Fee income:
Loss and loss adjustment expenses	$42	$42	$42	$36	$37
Underwriting expenses	71	74	71	69	66
Total fee income	$113	$116	$113	$105	$103

Non-insurance general and administrative expenses	$8	$8	$28	$33	$37

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Core Income - Consolidated ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Revenues
Premiums	$6,183	$6,351	$6,523	$6,626	$6,537
Net investment income	610	598	588	601	603
Fee income	113	116	113	105	103
Other revenues	31	39	40	49	54
Total revenues	6,937	7,104	7,264	7,381	7,297

Claims and expenses
Claims and claim adjustment expenses	4,094	4,225	4,806	4,342	4,296
Amortization of deferred acquisition costs	1,003	1,032	1,059	1,072	1,061
General and administrative expenses	996	1,045	1,045	1,084	1,062
Interest expense	89	92	95	93	89
Total claims and expenses	6,182	6,394	7,005	6,591	6,508

Core income before income taxes	755	710	259	790	789
Income tax expense	141	167	6	157	111
Core income	$614	$543	$253	$633	$678

Other statistics
Effective tax rate on net investment income	21.3%	21.9%	22.1%	22.4%	14.9%
Net investment income (after-tax)	$480	$468	$457	$467	$513

Catastrophes, net of reinsurance:
Pre-tax	$347	$403	$700	$499	$354
After-tax	$226	$262	$455	$324	$280

Prior year reserve development - favorable
Pre-tax	$81	$203	$15	$293	$150
After-tax	$44	$132	$10	$192	$119

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Property and Casualty Operations ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018
Statutory underwriting
Gross written premiums	$7,018	$6,927	$7,063	$6,640	$7,418
Net written premiums	$6,495	$6,640	$6,660	$6,424	$6,824

Net earned premiums	$6,183	$6,351	$6,523	$6,626	$6,537
Losses and loss adjustment expenses	4,043	4,169	4,751	4,291	4,245
Underwriting expenses	1,975	2,049	2,018	1,992	2,072
Statutory underwriting gain (loss)	165	133	(246)	343	220
Policyholder dividends	11	15	12	13	13
Statutory underwriting gain (loss) after policyholder dividends	$154	$118	$(258)	$330	$207

Other statutory statistics
Reserves for losses and loss adjustment expenses	$40,313	$40,630	$41,545	$41,454	$41,669
Increase (decrease) in reserves	$409	$317	$915	$(91)	$215
Statutory capital and surplus	$20,617	$20,607	$20,740	$20,448	$20,533
Net written premiums/surplus (1)	1.23:1	1.24:1	1.25:1	1.28:1	1.29:1

(1)  Based on 12 months of rolling net written premiums.

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Written and Earned Premiums - Property and Casualty Operations ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018
Written premiums
Gross	$7,018	$6,927	$7,063	$6,640	$7,418
Ceded	(523)	(287)	(403)	(216)	(594)
Net	$6,495	$6,640	$6,660	$6,424	$6,824

Earned premiums
Gross	$6,550	$6,720	$6,906	$6,978	$6,903
Ceded	(367)	(369)	(383)	(352)	(366)
Net	$6,183	$6,351	$6,523	$6,626	$6,537

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income - Business Insurance ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Revenues
Premiums	$3,429	$3,504	$3,576	$3,637	$3,568
Net investment income	453	447	437	449	446
Fee income	109	112	108	101	99
Other revenues	9	15	19	26	31
Total revenues	4,000	4,078	4,140	4,213	4,144

Claims and expenses
Claims and claim adjustment expenses	2,265	2,306	2,847	2,103	2,392
Amortization of deferred acquisition costs	554	567	579	586	580
General and administrative expenses	610	636	643	674	650
Total claims and expenses	3,429	3,509	4,069	3,363	3,622

Segment income before income taxes	571	569	71	850	522
Income tax expense (benefit)	129	140	(34)	213	70
Segment income	$442	$429	$105	$637	$452

Other statistics
Effective tax rate on net investment income	22.0%	22.2%	22.4%	22.7%	14.7%
Net investment income (after-tax)	$353	$348	$338	$348	$380

Catastrophes, net of reinsurance:
Pre-tax	$132	$184	$489	$53	$138
After-tax	$86	$120	$318	$34	$110

Prior year reserve development - favorable
Pre-tax (1)	$61	$125	$9	$244	$66
After-tax (1)	$30	$81	$6	$159	$52

(1)  The first quarter of 2017 includes the unfavorable impact of $62 million pre-tax ($51 million after-tax) in the Company’s international operations in Europe due to the UK Ministry of Justice’s “Ogden” discount rate adjustment applied to lump sum bodily injury payouts.

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income by Major Component and Combined Ratio - Business Insurance ($ in millions, net of tax)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Underwriting gain (loss)	$83	$69	$(233)	$288	$70
Net investment income	353	348	338	348	380
Other income	6	12	—	1	2
Segment income	$442	$429	$105	$637	$452

Combined ratio (1) (2)
Loss and loss adjustment expense ratio	64.5%	64.3%	78.1%	56.5%	65.7%
Underwriting expense ratio	31.9%	32.2%	31.7%	32.1%	31.8%
Combined ratio	96.4%	96.5%	109.8%	88.6%	97.5%

Impact on combined ratio:
Net favorable prior year reserve development	-1.8%	-3.6%	-0.3%	-6.7%	-1.9%
Catastrophes, net of reinsurance	3.8%	5.3%	13.7%	1.4%	3.9%
Underlying combined ratio	94.4%	94.8%	96.4%	93.9%	95.5%

(1)  Before policyholder dividends.

(2)  Billing and policy fees and other, which are a component of other revenues, are allocated as a reduction of underwriting expenses.  In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses.  In addition, general and administrative expenses include non-insurance expenses that are excluded from underwriting expenses, and accordingly are excluded in calculating the combined ratio.  See following:

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018
Billing and policy fees and other	$4	$4	$4	$4	$4
Fee income:
Loss and loss adjustment expenses	$42	$42	$42	$36	$37
Underwriting expenses	67	70	66	65	62
Total fee income	$109	$112	$108	$101	$99

Non-insurance general and administrative expenses	$—	$—	$21	$24	$28

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Business Insurance ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Statutory underwriting
Gross written premiums	$4,271	$3,794	$3,787	$3,621	$4,471
Net written premiums	$3,855	$3,544	$3,434	$3,437	$3,994

Net earned premiums	$3,429	$3,504	$3,576	$3,637	$3,568
Losses and loss adjustment expenses	2,215	2,254	2,795	2,053	2,344
Underwriting expenses	1,169	1,153	1,106	1,126	1,213
Statutory underwriting gain (loss)	45	97	(325)	458	11
Policyholder dividends	9	12	10	11	11
Statutory underwriting gain (loss) after policyholder dividends	$36	$85	$(335)	$447	$—

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Written Premiums - Business Insurance ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Net written premiums by market
Domestic
Select Accounts	$755	$720	$664	$661	$773
Middle Market	2,177	1,820	1,896	1,863	2,262
National Accounts	288	219	244	259	309
National Property and Other	386	496	428	381	380
Total Domestic	3,606	3,255	3,232	3,164	3,724
International	249	289	202	273	270
Total	$3,855	$3,544	$3,434	$3,437	$3,994

Net written premiums by product line
Domestic
Workers’ compensation	$1,207	$925	$918	$876	$1,190
Commercial automobile	581	543	549	546	651
Commercial property	402	506	441	423	391
General liability	558	491	519	518	591
Commercial multi-peril	855	788	787	798	896
Other	3	2	18	3	5
Total Domestic	3,606	3,255	3,232	3,164	3,724
International	249	289	202	273	270
Total	$3,855	$3,544	$3,434	$3,437	$3,994

National Accounts
Additions to claim volume under administration (1)	$734	$529	$521	$581	$771
Written fees	$104	$85	$83	$75	$103

(1)  Includes new and renewal business.

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income - Bond & Specialty Insurance ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Revenues
Premiums	$555	$575	$591	$586	$582
Net investment income	61	56	57	54	58
Other revenues	5	6	5	8	6
Total revenues	621	637	653	648	646

Claims and expenses
Claims and claim adjustment expenses	227	174	236	262	216
Amortization of deferred acquisition costs	103	108	111	110	107
General and administrative expenses	113	116	115	120	115
Total claims and expenses	443	398	462	492	438

Segment income before income taxes	178	239	191	156	208
Income tax expense	33	76	55	44	35
Segment income	$145	$163	$136	$112	$173

Other statistics
Effective tax rate on net investment income	14.6%	17.6%	18.9%	19.6%	14.5%
Net investment income (after-tax)	$52	$46	$47	$43	$50

Catastrophes, net of reinsurance:
Pre-tax	$1	$1	$6	$(2)	$—
After-tax	$—	$1	$4	$(1)	$—

Prior year reserve development - favorable
Pre-tax	$14	$78	$6	$42	$35
After-tax	$10	$51	$4	$27	$28

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income by Major Component and Combined Ratio - Bond & Specialty Insurance ($ in millions, net of tax)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Underwriting gain	$89	$114	$85	$64	$119
Net investment income	52	46	47	43	50
Other income	4	3	4	5	4
Segment income	$145	$163	$136	$112	$173

Combined ratio
Loss and loss adjustment expense ratio	40.6%	29.7%	39.5%	44.6%	36.6%
Underwriting expense ratio	38.8%	39.0%	38.2%	39.1%	38.1%
Combined ratio	79.4%	68.7%	77.7%	83.7%	74.7%

Impact on combined ratio:
Net favorable prior year reserve development	-2.6%	-13.5%	-0.9%	-7.2%	-6.0%
Catastrophes, net of reinsurance	0.1%	0.2%	0.9%	-0.2%	0.0%
Underlying combined ratio	81.9%	82.0%	77.7%	91.1%	80.7%

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Bond & Specialty Insurance ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Statutory underwriting
Gross written premiums	$601	$620	$632	$627	$638
Net written premiums	$544	$598	$611	$606	$574

Net earned premiums	$555	$575	$591	$586	$582
Losses and loss adjustment expenses	226	170	233	261	213
Underwriting expenses	219	228	231	226	232
Statutory underwriting gain	110	177	127	99	137
Policyholder dividends	2	3	2	2	2
Statutory underwriting gain after policyholder dividends	$108	$174	$125	$97	$135

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Written Premiums - Bond & Specialty Insurance ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Net written premiums by market
Domestic
Management Liability	$330	$341	$359	$337	$348
Surety	174	211	212	196	185
Total Domestic	504	552	571	533	533
International	40	46	40	73	41
Total	$544	$598	$611	$606	$574

Net written premiums by product line
Domestic
Fidelity & surety	$225	$260	$264	$244	$241
General liability	234	249	247	247	244
Other	45	43	60	42	48
Total Domestic	504	552	571	533	533
International	40	46	40	73	41
Total	$544	$598	$611	$606	$574

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income (Loss) - Personal Insurance ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Revenues
Premiums	$2,199	$2,272	$2,356	$2,403	$2,387
Net investment income	96	95	94	98	99
Fee income	4	4	5	4	4
Other revenues	16	15	14	15	17
Total revenues	2,315	2,386	2,469	2,520	2,507

Claims and expenses
Claims and claim adjustment expenses	1,602	1,745	1,723	1,977	1,688
Amortization of deferred acquisition costs	346	357	369	376	374
General and administrative expenses	265	285	280	281	288
Total claims and expenses	2,213	2,387	2,372	2,634	2,350

Segment income (loss) before income taxes	102	(1)	97	(114)	157
Income tax expense (benefit)	13	(13)	20	(64)	28
Segment income (loss)	$89	$12	$77	$(50)	$129

Other statistics
Effective tax rate on net investment income	22.3%	22.5%	22.7%	22.9%	15.6%
Net investment income (after-tax)	$75	$74	$72	$76	$83

Catastrophes, net of reinsurance:
Pre-tax	$214	$218	$205	$448	$216
After-tax	$140	$141	$133	$291	$170

Prior year reserve development - favorable (unfavorable)
Pre-tax	$6	$—	$—	$7	$49
After-tax	$4	$—	$—	$6	$39

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income (Loss) by Major Component and Combined Ratio - Personal Insurance ($ in millions, net of tax)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Underwriting gain (loss)	$3	$(71)	$(5)	$(136)	$33
Net investment income	75	74	72	76	83
Other income	11	9	10	10	13
Segment income (loss)	$89	$12	$77	$(50)	$129

Combined ratio (1)
Loss and loss adjustment expense ratio	72.9%	76.8%	73.1%	82.2%	70.7%
Underwriting expense ratio	26.7%	27.3%	26.6%	26.5%	26.8%
Combined ratio	99.6%	104.1%	99.7%	108.7%	97.5%

Domestic Agency combined ratio	99.0%	103.5%	98.7%	108.7%	96.5%

Impact on combined ratio:
Net (favorable)/unfavorable prior year reserve development	-0.3%	0.0%	0.0%	-0.3%	-2.0%
Catastrophes, net of reinsurance	9.8%	9.6%	8.7%	18.6%	9.0%
Underlying combined ratio	90.1%	94.5%	91.0%	90.4%	90.5%

(1)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018
Billing and policy fees and other	$19	$18	$18	$17	$19

Fee income	$4	$4	$5	$4	$4

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Personal Insurance ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Statutory underwriting
Gross written premiums	$2,146	$2,513	$2,644	$2,392	$2,309
Net written premiums	$2,096	$2,498	$2,615	$2,381	$2,256

Net earned premiums	$2,199	$2,272	$2,356	$2,403	$2,387
Losses and loss adjustment expenses	1,602	1,745	1,723	1,977	1,688
Underwriting expenses	587	668	681	640	627
Statutory underwriting gain (loss)	$10	$(141)	$(48)	$(214)	$72

Policies in force (in thousands)
Automobile	2,929	2,962	2,979	2,983	2,976
Homeowners and Other	4,639	4,702	4,773	4,826	4,879

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Written Premiums - Personal Insurance ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Net written premiums by market
Domestic
Agency
Automobile	$1,087	$1,159	$1,228	$1,172	$1,183
Homeowners and Other	794	1,077	1,107	955	832
Total Agency	1,881	2,236	2,335	2,127	2,015
Direct-to-Consumer	83	88	100	90	92
Total Domestic	1,964	2,324	2,435	2,217	2,107
International	132	174	180	164	149
Total	$2,096	$2,498	$2,615	$2,381	$2,256

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Personal Insurance - Domestic Agency Automobile (1) ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Statutory underwriting

Gross written premiums	$1,094	$1,164	$1,234	$1,179	$1,192
Net written premiums	$1,087	$1,159	$1,228	$1,172	$1,183

Net earned premiums	$1,035	$1,083	$1,128	$1,158	$1,158
Losses and loss adjustment expenses	800	890	936	920	823
Underwriting expenses	260	278	279	281	285
Statutory underwriting gain (loss)	$(25)	$(85)	$(87)	$(43)	$50

Other statistics
Combined ratio (2):
Loss and loss adjustment expense ratio	77.3%	82.2%	83.0%	79.4%	71.1%
Underwriting expense ratio	23.8%	24.2%	23.0%	23.6%	23.7%
Combined ratio	101.1%	106.4%	106.0%	103.0%	94.8%

Impact on combined ratio:
Net (favorable)/unfavorable prior year reserve development	0.0%	0.0%	0.0%	0.0%	-2.3%
Catastrophes, net of reinsurance	2.5%	4.0%	7.2%	-1.1%	0.8%
Underlying combined ratio	98.6%	102.4%	98.8%	104.1%	96.3%

Catastrophe losses, net of reinsurance:
Pre-tax	$26	$43	$80	$(12)	$10
After-tax	$17	$28	$52	$(8)	$8

Prior year reserve development - favorable (unfavorable)
Pre-tax	$—	$—	$—	$—	$27
After-tax	$—	$—	$—	$—	$21

Policies in force (in thousands)	2,482	2,514	2,528	2,529	2,519
Change from prior year quarter	12.2%	10.5%	7.6%	4.2%	1.5%
Change from prior quarter	2.2%	1.3%	0.6%	0.0%	-0.4%

(1)  Represents Automobile policies sold through agents, brokers and other intermediaries, and excludes direct to consumer.

(2)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018
Billing and policy fees and other	$10	$10	$10	$9	$10

Fee income	$2	$3	$2	$3	$3

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Personal Insurance - Domestic Agency Homeowners and Other (1) ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Statutory underwriting

Gross written premiums	$835	$1,085	$1,123	$957	$873
Net written premiums	$794	$1,077	$1,107	$955	$832

Net earned premiums	$934	$955	$976	$987	$972
Losses and loss adjustment expenses	646	686	605	865	687
Underwriting expenses	243	299	305	270	255
Statutory underwriting gain (loss)	$45	$(30)	$66	$(148)	$30

Other statistics
Combined ratio (2):
Loss and loss adjustment expense ratio	69.1%	71.9%	62.1%	87.6%	70.7%
Underwriting expense ratio	27.6%	28.4%	28.2%	27.7%	27.8%
Combined ratio	96.7%	100.3%	90.3%	115.3%	98.5%

Impact on combined ratio:
Net (favorable)/unfavorable prior year reserve development	0.0%	0.0%	0.0%	0.0%	-2.4%
Catastrophes, net of reinsurance	19.1%	17.5%	12.2%	45.1%	20.7%
Underlying combined ratio	77.6%	82.8%	78.1%	70.2%	80.2%

Catastrophe losses, net of reinsurance:
Pre-tax	$178	$168	$119	$444	$201
After-tax	$116	$109	$77	$289	$159

Prior year reserve development - favorable (unfavorable)
Pre-tax	$—	$—	$—	$—	$24
After-tax	$—	$—	$—	$—	$19

Policies in force (in thousands)	4,222	4,283	4,352	4,402	4,453
Change from prior year quarter	3.8%	4.0%	5.0%	5.5%	5.5%
Change from prior quarter	1.1%	1.4%	1.6%	1.1%	1.2%

(1)  Represents Homeowners and Other Lines sold through agents, brokers and other intermediaries, and excludes direct to consumer.

(2)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018
Billing and policy fees and other	$7	$6	$6	$6	$6

Fee income	$2	$2	$2	$1	$2

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Interest Expense and Other ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Revenues
Other revenues	$1	$3	$2	$—	$—

Claims and expenses
Interest expense	89	92	95	93	89
General and administrative expenses	8	8	7	9	9
Total claims and expenses	97	100	102	102	98

Loss before income tax benefit	(96)	(97)	(100)	(102)	(98)
Income taxes	(34)	(36)	(35)	(36)	(22)
Loss	$(62)	$(61)	$(65)	$(66)	$(76)

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Consolidated Balance Sheet (in millions)

	March 31,	December 31,
	2018	2017

Assets
Fixed maturities, available for sale, at fair value (amortized cost $62,093 and $61,316)	$62,266	$62,694
Equity securities, at fair value (cost $431 and $440)	430	453
Real estate investments	954	932
Short-term securities	4,486	4,895
Other investments	3,588	3,528
Total investments	71,724	72,502

Cash	397	344
Investment income accrued	567	606
Premiums receivable	7,536	7,144
Reinsurance recoverables	8,298	8,309
Ceded unearned premiums	777	551
Deferred acquisition costs	2,086	2,025
Deferred taxes	368	70
Contractholder receivables	4,835	4,775
Goodwill	3,959	3,951
Other intangible assets	341	342
Other assets	2,788	2,864
Total assets	$103,676	$103,483

	March 31,	December 31,
	2018	2017

Liabilities
Claims and claim adjustment expense reserves	$49,810	$49,650
Unearned premium reserves	13,424	12,915
Contractholder payables	4,835	4,775
Payables for reinsurance premiums	498	274
Debt	6,963	6,571
Other liabilities	5,167	5,567
Total liabilities	80,697	79,752

Shareholders’ equity
Common stock (1,750.0 shares authorized; 270.3 and 271.5 shares issued, 270.2 and 271.4 shares outstanding)	22,995	22,886
Retained earnings	33,981	33,462
Accumulated other comprehensive loss	(1,322)	(343)
Treasury stock, at cost (503.7 and 500.9 shares)	(32,675)	(32,274)
Total shareholders’ equity	22,979	23,731
Total liabilities and shareholders’ equity	$103,676	$103,483

The Travelers Companies, Inc. Investment Portfolio (at carrying value, $ in millions)

	March 31,	Pre-tax Book	December 31,	Pre-tax Book
	2018	Yield (1)	2017	Yield (1)
Investment portfolio

Taxable fixed maturities (including redeemable preferred stock)	$33,121	3.13%	$32,089	3.09%
Tax-exempt fixed maturities	29,145	3.14%	30,605	3.12%
Total fixed maturities	62,266	3.13%	62,694	3.10%

Non-redeemable preferred stocks	106	5.33%	114	5.34%
Public common stocks	324		339
Total equity securities	430		453

Real estate investments	954		932

Short-term securities	4,486	1.77%	4,895	1.39%

Private equities	2,194		2,145
Hedge funds	302		303
Real estate partnerships	670		661
Other investments	422		419
Total other investments	3,588		3,528

Total investments	$71,724		$72,502

Net unrealized investment gains, net of tax, included in accumulated other comprehensive income	$133		$954
Tax effect of TCJA (2)	—		158
Net unrealized investment gains, net of tax, included in shareholders’ equity	$133		$1,112

(1)  Yields are provided for those investments with an embedded book yield.

(2)  At December 31, 2017 shareholders’ equity included a $158 million tax benefit related to net unrealized investment gains (losses) that was recorded in net income as part of the $129 million charge related to enactment of TCJA.  In accordance with new accounting guidance adopted on January 1, 2018, the Company reclassified the stranded tax effects of TCJA from accumulated other comprehensive income to retained earnings. See note 1 of notes to consolidated financial statements in the Company’s Form 10-Q for the quarterly period ended March 31, 2018.

The Travelers Companies, Inc. Investment Portfolio - Fixed Maturities Data (at carrying value, $ in millions)

	March 31,	December 31,
	2018	2017
Fixed maturities
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$2,034	$2,076
Obligations of states and political subdivisions:
Pre-refunded	3,761	3,899
All other	25,679	27,016
Total	29,440	30,915
Debt securities issued by foreign governments	1,327	1,509
Mortgage-backed securities - principally obligations of U.S. Government agencies	2,531	2,410
Corporates (including redeemable preferreds)	26,934	25,784
Total fixed maturities	$62,266	$62,694

Fixed Maturities

Quality Characteristics (1)

	March 31, 2018
	Amount	% of Total
Quality Ratings
Aaa	$26,101	41.9%
Aa	15,992	25.7
A	10,416	16.7
Baa	8,106	13.0
Total investment grade	60,615	97.3
Ba	953	1.6
B	510	0.8
Caa and lower	188	0.3
Total below investment grade	1,651	2.7
Total fixed maturities	$62,266	100.0%
Average weighted quality	Aa2, AA
Weighted average duration of fixed maturities and short-term securities, net of securities lending activities and net receivables and payables on investment sales and purchases	4.3

(1)  Rated using external rating agencies or by Travelers when a public rating does not exist.  Below investment grade assets refer to securities rated “Ba” or below.

The Travelers Companies, Inc. Investment Income ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Gross investment income
Fixed maturities	$477	$471	$469	$478	$481
Short-term securities	11	13	19	19	19
Other	131	124	108	115	113
	619	608	596	612	613
Investment expenses	9	10	8	11	10
Net investment income, pre-tax	610	598	588	601	603
Income taxes	130	130	131	134	90
Net investment income, after-tax	$480	$468	$457	$467	$513

Effective tax rate	21.3%	21.9%	22.1%	22.4%	14.9%

Average invested assets (1)	$70,865	$71,385	$72,363	$72,781	$72,524

Average yield pre-tax (1)	3.4%	3.4%	3.2%	3.3%	3.3%
Average yield after-tax	2.7%	2.6%	2.5%	2.6%	2.8%

(1)  Excludes net unrealized investment gains, and is adjusted for cash, receivables for investment sales, payables on investment purchases and accrued investment income.

The Travelers Companies, Inc. Net Realized and Unrealized Investment Gains (Losses) included in Shareholders’ Equity ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Net realized investment gains (losses)
Fixed maturities	$4	$5	$9	$(18)	$—
Equity securities (1)	5	79	54	89	(14)
Other (2)	(4)	(4)	(2)	(1)	3
Realized investment gains (losses) before tax	5	80	61	70	(11)
Related taxes	2	28	21	23	(2)
Net realized investment gains (losses)	$3	$52	$40	$47	$(9)

Gross investment gains (2)	$58	$128	$106	$147	$32
Gross investment losses before impairments (2)	(51)	(43)	(40)	(75)	(43)
Net investment gains (losses) before impairments	7	85	66	72	(11)
Other-than-temporary impairment losses	(2)	(5)	(5)	(2)	—
Net realized investment gains (losses) before tax	5	80	61	70	(11)
Related taxes	2	28	21	23	(2)
Net realized investment gains (losses)	$3	$52	$40	$47	$(9)

	March 31,	June 30,	September 30,	December 31,	March 31,
	2017	2017	2017	2017	2018

Net unrealized investment gains, net of tax, included in shareholders’ equity, by asset type
Fixed maturities	$999	$1,425	$1,430	$1,378	$173
Equity securities & other	256	160	115	36	2
Unrealized investment gains before tax	1,255	1,585	1,545	1,414	175
Related taxes (3)	432	550	539	302	42
Balance, end of period	$823	$1,035	$1,006	$1,112	$133

(1) In accordance with new accounting guidance effective for the quarter ending March 31, 2018, changes in fair value of equity investments, except those accounted for under the equity method of accounting, are recognized in net income. See note 1 of notes to consolidated financial statements in the Company’s Form 10-Q for the quarterly period ended March 31, 2018.

(2)  Includes the following gross investment gains and gross investment losses related to U.S. Treasury futures, which are settled daily:

Gross investment Treasury future gains	$31	$26	$30	$25	$25
Gross investment Treasury future losses	$34	$31	$30	$21	$14

The Company entered into these arrangements as part of its strategy to manage the duration of its fixed maturity portfolio.  In a changing interest rate environment, the change in the value of the futures contracts can be expected to partially offset changes in the value of the fixed maturity portfolio.

(3)  At December 31, 2017, shareholders’ equity included $460 million of taxes on unrealized investment gains (losses) recorded in accumulated other comprehensive income, partially offset by a $158 million tax benefit related to net unrealized investment gains (losses) recorded in retained earnings as part of the effect of enactment of TCJA. In accordance with new accounting guidance adopted on January 1, 2018, the Company reclassified the stranded tax effects of TCJA from accumulated other comprehensive income to retained earnings. See note 1 of notes to consolidated financial statements in the Company’s Form 10-Q for the quarterly period ended March 31, 2018.

The Travelers Companies, Inc. Reinsurance Recoverables ($ in millions)

	March 31,	December 31,
	2018	2017
Gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses	$3,336	$3,303
Allowance for uncollectible reinsurance	(110)	(111)
Net reinsurance recoverables (i)	3,226	3,192
Mandatory pools and associations (ii)	1,976	2,011
Structured settlements (iii)	3,096	3,106
Total reinsurance recoverables	$8,298	$8,309

(i)  The Company’s top five reinsurer groups, including retroactive reinsurance, included in net reinsurance recoverables is as follows:

	A.M. Best Rating of Group’s	March 31,
Reinsurer	Predominant Reinsurer	2018
Swiss Re Group	A+ second highest of 16 ratings	$438
Munich Re Group	A+ second highest of 16 ratings	273
Berkshire Hathaway	A++ highest of 16 ratings	260
Sompo Japan Nipponkoa Group	A+ second highest of 16 ratings	199
XL Capital Group (1)	A third highest of 16 ratings	172

The gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses represent the current and estimated future amounts due from reinsurers on known and incurred but not reported claims.  The ceded reserves are estimated in a manner consistent with the underlying direct and assumed reserves.  Although this total comprises recoverables due from nearly one thousand different reinsurance entities, about half is attributable to 10 reinsurer groups.

The net reinsurance recoverables reflect an allowance for uncollectible reinsurance that is based upon the Company’s ongoing review of amounts outstanding, reinsurer solvency, the Company’s experience, current economic conditions, and other relevant factors.  Of the total net recoverables due from reinsurers at March 31, 2018, after deducting mandatory pools and associations and structured settlement balances, $2.6 billion, or 81%, were rated by A.M. Best Company.  Of the total rated by A.M. Best Company, 99% were rated A- or better.  The remaining 19% of net recoverables from reinsurers were comprised of the following:  3% related to the Company’s participation in voluntary pools, 12% related to recoverables from captive insurance companies and 4% were balances from other companies not rated by A.M. Best Company.  In addition, $0.9 billion of the net recoverables were collateralized by letters of credit, funds held or trust agreements at March 31, 2018.

(ii)  The mandatory pools and associations represent various involuntary assigned risk pools that the Company is required to participate in.  These pools principally involve workers’ compensation and automobile insurance, which provide various insurance coverages to insureds that otherwise are unable to purchase coverage in the open market.  The costs of these mandatory pools in most states are usually charged back to the participating members in proportion to voluntary writings of related business in that state.  In the event that a member of the pool becomes insolvent, the remaining members assume an additional pro rata share of the pool’s liabilities.  Recoverables due from the National Flood Insurance Program are included with mandatory pools.

(iii)  Included in reinsurance recoverables are certain amounts related to structured settlements, which comprise annuities purchased from various life insurance companies to settle certain personal physical injury claims, of which workers’ compensation claims comprise a significant portion.  In cases where the Company did not receive a release from the claimant, the amount due from the life insurance company related to the structured settlement is included in the Company’s consolidated balance sheet as a liability and as a reinsurance recoverable, as the Company retains the contingent liability to pay the claimant in the event that the life insurance company fails to make the required annuity payments.  The Company would be required to make such payments, to the extent the purchased annuities are not covered by state guaranty associations.

The Company’s top five groups by structured settlement is as follows:

	A.M. Best Rating of Group’s	March 31,
Group	Predominant Insurer	2018
Fidelity & Guaranty Life Group	B++ fifth highest of 16 ratings	$852
Genworth Financial Group (2)	B+ sixth highest of 16 ratings	367
John Hancock Group	A+ second highest of 16 ratings	282
Brighthouse Financial, Inc.	A third highest of 16 ratings	277
Symetra Financial Corporation	A third highest of 16 ratings	256

(1)  On March 5, 2018 Axa SA announced that it entered into an agreement to acquire XL Group Ltd. Following the announcement, A.M. Best placed XL’s ratings under review with developing implications.

(2)  On October 23, 2016, Genworth Financial (Genworth) announced that they have entered into a definitive agreement under which China Oceanwide Holdings Group Co., Ltd. (China Oceanwide) agreed to acquire all of the outstanding shares of Genworth.  China Oceanwide is a privately held, family-owned international financial holding group headquartered in Beijing, China.  On March 7, 2017 Genworth stockholders adopted the merger agreement, and the acquistion is pending the receipt of required regulatory approvals.   On March 27, 2018, the parties agreed to extend the closing deadline for the transaction until July 1, 2018.  On February 12, 2018, A.M. Best downgraded the financial strength rating of Genworth Life & Annuity Insurance Company to B+ (Good) from B++ (Good), and downgraded Genworth Life Insurance Company and Genworth Life Insurance Company of New York  to B- (Fair) from B (Fair).  A.M. Best has maintained the under-review status of all ratings and revised the implications to developing from negative.

The Travelers Companies, Inc. Net Reserves for Losses and Loss Adjustment Expense ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018
Statutory Reserves for Losses and Loss Adjustment Expenses

Business Insurance
Beginning of period	$32,407	$32,621	$32,789	$33,501	$33,107
Incurred	2,215	2,254	2,795	2,053	2,344
Paid	(2,019)	(2,132)	(2,132)	(2,451)	(2,163)
Foreign exchange and other	18	46	49	4	4
End of period	$32,621	$32,789	$33,501	$33,107	$33,292

Bond & Specialty Insurance
Beginning of period	$3,150	$3,132	$3,122	$3,144	$3,187
Incurred	226	170	233	261	213
Paid	(249)	(193)	(224)	(221)	(201)
Foreign exchange and other	5	13	13	3	8
End of period	$3,132	$3,122	$3,144	$3,187	$3,207

Personal Insurance
Beginning of period	$4,347	$4,560	$4,719	$4,900	$5,160
Incurred	1,602	1,745	1,723	1,977	1,688
Paid	(1,400)	(1,609)	(1,578)	(1,711)	(1,655)
Foreign exchange and other	11	23	36	(6)	(23)
End of period	$4,560	$4,719	$4,900	$5,160	$5,170

Total
Beginning of period	$39,904	$40,313	$40,630	$41,545	$41,454
Incurred	4,043	4,169	4,751	4,291	4,245
Paid	(3,668)	(3,934)	(3,934)	(4,383)	(4,019)
Foreign exchange and other	34	82	98	1	(11)
End of period	$40,313	$40,630	$41,545	$41,454	$41,669

Prior Year Reserve Development: Unfavorable (Favorable)

Business Insurance
Asbestos	$—	$—	$225	$—	$—
Environmental	—	65	—	—	—
All other	(61)	(190)	(234)	(244)	(66)
Total Business Insurance (1)	(61)	(125)	(9)	(244)	(66)

Bond & Specialty Insurance	(14)	(78)	(6)	(42)	(35)

Personal Insurance	(6)	—	—	(7)	(49)
Total	$(81)	$(203)	$(15)	$(293)	$(150)

(1)  Excludes accretion of discount.

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Asbestos and Environmental Reserves ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Asbestos reserves
Beginning reserves:
Gross	$1,512	$1,436	$1,347	$1,621	$1,538
Ceded	(186)	(168)	(159)	(262)	(257)
Net	1,326	1,268	1,188	1,359	1,281
Incurred losses and loss expenses:
Gross	—	—	340	—	—
Ceded	—	—	(115)	—	—
Paid loss and loss expenses:
Gross	76	90	66	83	56
Ceded	(18)	(9)	(12)	(5)	(23)
Foreign exchange and other:
Gross	—	1	—	—	1
Ceded	—	—	—	—	—
Ending reserves:
Gross	1,436	1,347	1,621	1,538	1,483
Ceded	(168)	(159)	(262)	(257)	(234)
Net	$1,268	$1,188	$1,359	$1,281	$1,249

Environmental reserves
Beginning reserves:
Gross	$395	$379	$431	$408	$373
Ceded	(13)	(13)	(20)	(20)	(13)
Net	382	366	411	388	360
Incurred losses and loss expenses:
Gross	—	74	—	—	—
Ceded	—	(9)	—	—	—
Paid loss and loss expenses:
Gross	16	23	23	35	17
Ceded	—	(2)	—	(7)	(4)
Foreign exchange and other:
Gross	—	1	—	—	—
Ceded	—	—	—	—	—
Ending reserves:
Gross	379	431	408	373	356
Ceded	(13)	(20)	(20)	(13)	(9)
Net	$366	$411	$388	$360	$347

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Capitalization ($ in millions)

	March 31,	December 31,
Debt	2018	2017

Short-term debt
Commercial paper	$—	$100
5.80% Senior notes due May 15, 2018 (1)	500	500
Total short-term debt	500	600

Long-term debt
5.90% Senior notes due June 2, 2019 (1)	500	500
3.90% Senior notes due November 1, 2020 (1)	500	500
7.75% Senior notes due April 15, 2026	200	200
7.625% Junior subordinated debentures due December 15, 2027	125	125
6.375% Senior notes due March 15, 2033 (1)	500	500
6.75% Senior notes due June 20, 2036 (1)	400	400
6.25% Senior notes due June 15, 2037 (1)	800	800
5.35% Senior notes due November 1, 2040 (1)	750	750
4.60% Senior notes due August 1, 2043 (1)	500	500
4.30% Senior notes due August 25, 2045 (1)	400	400
8.50% Junior subordinated debentures due December 15, 2045	56	56
3.75% Senior notes due May 15, 2046 (1)	500	500
8.312% Junior subordinated debentures due July 1, 2046	73	73
4.00% Senior notes due May 30, 2047 (1)	700	700
4.05% Senior notes due March 7, 2048 (1)	500	—
Total long-term debt	6,504	6,004
Unamortized fair value adjustment	45	46
Unamortized debt issuance costs	(86)	(79)
	6,463	5,971
Total debt	6,963	6,571

Common equity (excluding net unrealized investment gains, net of tax, included in shareholders’ equity)	22,846	22,619

Total capital (excluding net unrealized investment gains, net of tax, included in shareholders’ equity)	$29,809	$29,190

Total debt to capital (excluding net unrealized investment gains, net of tax, included in shareholders’ equity)	23.4%	22.5%

(1)  Redeemable anytime with “make-whole” premium.

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Statutory Capital and Surplus to GAAP Shareholders’ Equity Reconciliation ($ in millions)

	March 31,	December 31,
	2018 (1)	2017

Statutory capital and surplus	$20,533	$20,448

GAAP adjustments

Goodwill and intangible assets	3,684	3,692

Investments	567	1,783

Noninsurance companies	(4,152)	(4,283)

Deferred acquisition costs	2,086	2,025

Deferred federal income tax	(695)	(934)

Current federal income tax	(8)	(12)

Reinsurance recoverables	55	55

Furniture, equipment & software	663	682

Agents balances	174	186

Other	72	89

Total GAAP adjustments	2,446	3,283

GAAP shareholders’ equity	$22,979	$23,731

(1) Estimated and Preliminary

See Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Statement of Cash Flows ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Cash flows from operating activities
Net income	$617	$595	$293	$551	$669
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized investment (gains) losses	(5)	(80)	(61)	(70)	11
Depreciation and amortization	211	198	202	202	212
Deferred federal income tax expense	151	(45)	(18)	249	(56)
Amortization of deferred acquisition costs	1,003	1,032	1,059	1,072	1,061
Equity in income from other investments	(109)	(101)	(90)	(97)	(95)
Premiums receivable	(286)	(323)	92	123	(397)
Reinsurance recoverables	94	63	(176)	35	5
Deferred acquisition costs	(1,065)	(1,092)	(1,080)	(1,020)	(1,124)
Claims and claim adjustment expense reserves	334	164	1,063	(101)	180
Unearned premium reserves	475	214	163	(331)	518
Other (1)	(572)	281	284	50	(430)
Net cash provided by operating activities (1)	848	906	1,731	663	554

Cash flows from investing activities
Proceeds from maturities of fixed maturities	2,218	2,082	2,281	2,169	1,950
Proceeds from sales of investments:
Fixed maturities	188	375	297	994	1,085
Equity securities	21	179	140	425	26
Real estate investments	11	9	3	—	—
Other investments (1)	122	111	108	127	114
Purchases of investments:
Fixed maturities	(3,056)	(2,617)	(2,730)	(3,847)	(3,920)
Equity securities	(22)	(144)	(27)	(266)	(20)
Real estate investments	(16)	(10)	(14)	(19)	(33)
Other investments	(124)	(135)	(133)	(149)	(142)
Net sales (purchases) of short-term securities	49	(473)	(566)	964	410
Securities transactions in course of settlement	157	13	(48)	(169)	202
Acquisitions, net of cash acquired	—	—	(439)	—	—
Other	(63)	(65)	(58)	(55)	(53)
Net cash provided by (used in) investing activities (1)	(515)	(675)	(1,186)	174	(381)

(1)  In accordance with new accounting guidance, certain distributions received on equity method investments previously included in net cash flows from investing activities are now included in net cash flows from operating activities.  Prior periods have been restated to conform to the new presentation.  See note 1 of notes to consolidated  financial statements in the Company’s Form 10-Q for the quarterly period ended March 31, 2018.

The Travelers Companies, Inc. Statement of Cash Flows (Continued) ($ in millions)

	1Q	2Q	3Q	4Q	1Q
	2017	2017	2017	2017	2018

Cash flows from financing activities
Treasury stock acquired - share repurchase authorization	(225)	(475)	(328)	(350)	(350)
Treasury stock acquired - net employee share-based compensation	(61)	—	—	(1)	(51)
Dividends paid to shareholders	(190)	(199)	(200)	(196)	(197)
Payment of debt	—	(207)	—	(450)	(100)
Issuance of debt	—	689	—	100	491
Issuance of common stock - employee share options	83	35	30	25	85
Net cash used in financing activities	(393)	(157)	(498)	(872)	(122)

Effect of exchange rate changes on cash	2	5	4	—	2

Net increase (decrease) in cash	(58)	79	51	(35)	53
Cash at beginning of period	307	249	328	379	344
Cash at end of period	$249	$328	$379	$344	$397

Income taxes paid	$2	$321	$144	$47	$56
Interest paid	$43	$135	$39	$150	$39

The Travelers Companies, Inc. Financial Supplement - First Quarter 2018 Glossary of Financial Measures and Description of Reportable Business Segments

The following measures are used by the Company’s management to evaluate financial performance against historical results and establish targets on a consolidated basis.  In some cases, these measures are considered non-GAAP financial measures under applicable SEC rules because they are not displayed as separate line items in the consolidated financial statements or are not required to be disclosed in the notes to financial statements or, in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure.

In the opinion of the Company’s management, a discussion of these measures provides investors, financial analysts, rating agencies and other financial statement users with a better understanding of the significant factors that comprise the Company’s periodic results of operations and how management evaluates the Company’s financial performance.  Internally, the Company’s management uses these measures to evaluate performance against historical results and establish financial targets on a consolidated basis.

Some of these measures exclude net realized investment gains (losses), net of tax, and/or net unrealized investment gains (losses), net of tax, included in shareholders’ equity, which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends.

Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by the Company’s management.

Core income (loss) is consolidated net income (loss) excluding the after-tax impact of net realized investment gains (losses), discontinued operations, the effect of a change in tax laws or tax rates at enactment, and cumulative effect of changes in accounting principles when applicable.  Segment income (loss) is determined in the same manner as core income (loss) on a segment basis.  Management uses segment income (loss) to analyze each segment’s performance and as a tool in making business decisions.  Financial statement users also consider core income when analyzing the results and trends of insurance companies.  Core income (loss) per share is core income (loss) on a per common share basis.

Average shareholders’ equity is (a) the sum of total shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two.  Adjusted shareholders’ equity is shareholders’ equity excluding net realized investment gains (losses), net of tax, net unrealized investment gains (losses), net of tax, included in shareholders’ equity for the period presented and the effect of a change in tax laws and tax rates at enactment (excluding the portion related to net unrealized investment gains (losses)).  Adjusted average shareholders’ equity is (a) the sum of total adjusted shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two.

Return on equity is the ratio of annualized net income (loss) to average shareholders’ equity for the periods presented.  Core return on equity is the ratio of annualized core income (loss) to adjusted average shareholders’ equity for the periods presented.  In the opinion of the Company’s management, these are important indicators of how well management creates value for its shareholders through its operating activities and its capital management.

Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses.  In the opinion of the Company’s management, it is important to measure the profitability of each segment excluding the results of investing activities, which are managed separately from the insurance business.  This measure is used to assess each segment’s business performance and as a tool in making business decisions.

A catastrophe is a severe loss designated a catastrophe by internationally recognized organizations that track and report on insured losses resulting from catastrophic events, such as Property Claim Services (PCS) for events in the United States and Canada.  Catastrophes can be caused by various natural events, including, among others, hurricanes, tornadoes and other windstorms, earthquakes, hail, wildfires, severe winter weather, floods, tsunamis, volcanic eruptions and other naturally-occurring events, such as solar flares. Catastrophes can also be man-made, such as terrorist attacks and other intentionally destructive acts including those involving nuclear, biological, chemical or radiological events, cyber-attacks, explosions and infrastructure failures.  Each catastrophe has unique characteristics and catastrophes are not predictable as to timing or amount.  Their effects are included in net and core income and claims and claim adjustment expense reserves upon occurrence.  A catastrophe may result in the payment of reinsurance reinstatement premiums and assessments from various pools.  The Company’s threshold for disclosing catastrophes is primarily determined at the reportable segment level. If a threshold for one segment or a combination thereof is exceeded and the other segments have losses from the same event, losses from the event are identified as catastrophe losses in the segment results and for the consolidated results of the Company.  Additionally, an aggregate threshold is applied for International business across all reportable segments. The threshold for 2018 ranges from approximately $18 million to $30 million of losses before reinsurance and taxes.

Net favorable (unfavorable) prior year loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group of claims, which may be related to one or more prior years.  In the opinion of the Company’s management, a discussion of loss reserve development is meaningful to users of the financial statements as it allows them to assess the impact between prior and current year development on incurred claims and claim adjustment expenses, net and core income (loss), and changes in claims and claim adjustment expense reserve levels from period to period.

Combined ratio  For Statutory Accounting Practices (SAP), the combined ratio is the sum of the SAP loss and LAE ratio and the SAP underwriting expense ratio as defined in the statutory financial statements required by insurance regulators.  The combined ratio, as used in this financial supplement, is the equivalent of, and is calculated in the same manner as, the SAP combined ratio except that the SAP underwriting expense ratio is based on net written premium and the underwriting expense ratio as used in this financial supplement is based on net earned premiums.  For SAP, the loss and LAE ratio is the ratio of incurred losses and loss adjustment expenses less certain administrative services fee income to net earned premiums as defined in the statutory financial statements required by insurance regulators. The loss and LAE ratio as used in this financial supplement is calculated in the same manner as the SAP ratio.  For SAP, the underwriting expense ratio is the ratio of underwriting expenses incurred (including commissions paid), less certain administrative services fee income and billing and policy fees, to net written premiums as defined in the statutory financial statements required by insurance regulators. The underwriting expense ratio as used in this financial supplement, is the ratio of underwriting expenses (including the amortization of deferred acquisition costs), less certain administrative services fee income and billing and policy fees, to net earned premiums.   Underlying combined ratio is the combined ratio adjusted to exclude the impact of prior year reserve development and catastrophes, net of reinsurance.

The combined ratio, loss and LAE ratio, and underwriting expense ratio are used as indicators of the Company’s underwriting discipline, efficiency in acquiring and servicing its business and overall underwriting profitability. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Other companies’ method of computing similarly titled measures may not be comparable to the Company’s method of computing these ratios.

Gross written premiums reflect the direct and assumed contractually determined amounts charged to policyholders for the effective period of the contract based on the terms and conditions of the insurance contract.  Net written premiums reflect gross written premiums less premiums ceded to reinsurers.

Book value per share is total common shareholders’ equity divided by the number of common shares outstanding.  Adjusted book value per share is total common shareholders’ equity excluding net unrealized investment gains and losses, net of tax, included in shareholders’ equity divided by the number of common shares outstanding. In the opinion of the Company’s management, adjusted book value per share is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets, (i.e., net unrealized investment gains (losses), net of tax) which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

Total capital is the sum of total shareholders’ equity and debt.  Debt-to-capital ratio excluding net unrealized gain (loss) on investments, net of tax, included in shareholders’ equity, is the ratio of debt to total capital excluding net unrealized investment gains and losses, net of tax, included in shareholders’ equity.  In the opinion of the Company’s management, the debt to capital ratio is useful in an analysis of the Company’s financial leverage.

Statutory capital and surplus represents the excess of an insurance company’s admitted assets over its liabilities, including loss reserves, as determined in accordance with statutory accounting practices.

Travelers has organized its businesses into the following reportable business segments:

Business Insurance - Business Insurance offers a broad array of property and casualty insurance and insurance related services to its customers, primarily in the United States, as well as in Canada, the United Kingdom, the Republic of Ireland, Brazil and throughout other parts of the world as a corporate member of Lloyd’s.  Business Insurance is organized as follows:  Select Accounts; Middle Market including Commercial Accounts, Construction, Technology, Public Sector Services, Oil & Gas, Excess Casualty, Inland Marine, Ocean Marine, and Boiler & Machinery; National Accounts; National Property and Other including National Property, Northland Transportation, Northfield, National Programs, and Agribusiness; and International including Global Services.  Business Insurance also includes Simply Business, as well as Business Insurance Other, which comprises the Special Liability Group (which manages the Company’s asbestos and environmental liabilities) and the assumed reinsurance and certain other runoff operations.

Bond & Specialty Insurance - Bond & Specialty Insurance provides surety, fidelity, management liability, professional liability, and other property and casualty coverages and related risk management services to its customers in the United States, and certain specialty insurance products in Canada, the United Kingdom, the Republic of Ireland and Brazil, utilizing various degrees of financially-based underwriting approaches.  The range of coverages includes performance, payment and commercial surety and fidelity bonds for construction and general commercial enterprises; management liability coverages including directors’ and officers’ liability, employee dishonesty, employment practices liability, fiduciary liability and cyber risk for public corporations, private companies, not-for-profit organizations and financial institutions; professional liability coverage for a variety of professionals including, among others, lawyers and design professionals; and in the United States only, property, workers’ compensation, auto and general liability for financial institutions.

Bond & Specialty Insurance surety business in Brazil and Colombia is conducted through J. Malucelli Participações em Seguros e Resseguros S.A. (JMalucelli) and J. Malucelli Latam S.A. in Brazil. The Company owns 49.5% of both JMalucelli, a market leader in surety coverages in Brazil, and J. Malucelli Latam S.A., which in September 2015 acquired a majority interest in JMalucelli Travelers Seguros S.A., a Colombian start-up surety provider. These joint venture investments are accounted for using the equity method and are included in “other investments” on the consolidated balance sheet.

Personal Insurance - Personal Insurance writes a broad range of property and casualty insurance covering individuals’ personal risks, primarily in the United States, as well as in Canada. The primary products of automobile and homeowners insurance are complemented by a broad suite of related coverages.